EXHIBIT 99.1

For Immediate Release:	January 19, 2023

HOMB’s Disciplined Strategy Leads to a Beat of Management Expectations
Despite Continued West Texas Headwinds
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the Fourth Quarter of 2022:

Metric	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net income	$115.7 million	$108.7 million	$16.0 million	$64.9 million	$73.4 million
Total revenue (net)	$272.3 million	$256.3 million	$243.3 million	$161.8 million	$171.0 million
Income before income taxes	$148.4 million	$142.0 million	$19.3 million	$84.9 million	$93.9 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$153.4 million	$142.0 million	$77.9 million	$84.9 million	$93.9 million
Pre-tax net income to total revenue (net)	54.50%	55.39%	7.92%	52.48%	54.94%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.34%	55.39%	32.00%	52.48%	54.94%
ROA	1.98%	1.81%	0.26%	1.43%	1.62%
NIM	4.21%	4.05%	3.64%	3.21%	3.42%
Purchase accounting accretion	$3.5 million	$4.6 million	$5.2 million	$3.1 million	$4.0 million
ROE	13.29%	12.25%	1.78%	9.58%	10.63%
ROTCE (non-GAAP)(1)	22.96%	20.93%	2.96%	15.03%	16.73%
Diluted earnings per share	$0.57	$0.53	$0.08	$0.40	$0.45
Non-performing assets to total assets	0.27%	0.27%	0.25%	0.25%	0.29%
Common equity tier 1 capital	12.9%	13.0%	12.8%	14.9%	15.4%
Leverage	10.9%	10.4%	9.8%	10.8%	11.1%
Tier 1 capital	12.9%	13.0%	12.9%	15.5%	16.0%
Total risk-based capital	16.5%	16.7%	16.6%	21.6%	19.8%
Allowance for credit losses to total loans	2.01%	2.09%	2.11%	2.34%	2.41%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“It’s obvious all banks are not created equal. HOMB continues to try and separate ourselves from the pack. Financial strength is paramount, and I’m proud that Home BancShares is able to provide strength to our customers, especially during tough economic times. Despite the headwinds that arose out of West Texas, HOMB was able to rely on the patience and strength of the full franchise to deliver strong performance for the year,” said John Allison, Chairman.
“As a result of the discipline, patience and liquidity maintained by HOMB, we were able to profitably grow loans by $580 million in the fourth quarter, increasing loan yield to 6.23% from 5.63%, which is impressive by any standard in a rising rate environment,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights
Net income for the three-month period ended December 31, 2022 was $115.7 million, or $0.57 earnings per share. Net income for the year ended December 31, 2022 was $305.3 million, or $1.57 earnings per share. When adjusting for merger-related and other non-fundamental items, net income and earnings per share on an as-adjusted basis (non-GAAP), were $107.5 million(1), or $0.53 per share(1), and $375.9 million(1), or $1.93 per share(1), for the three months and year ended December 31, 2022, respectively.
Our net interest margin was 4.21% for the three-month period ended December 31, 2022, compared to 4.05% for the three-month period ended September 30, 2022. The yield on loans was 6.23% and 5.63% for the three months ended December 31, 2022 and September 30, 2022, respectively, as average loans increased from $13.82 billion to $14.11 billion. Additionally, the rate on interest bearing deposits increased to 1.45% as of December 31, 2022, from 0.70% as of September 30, 2022, while average balances decreased from $13.31 billion to $12.85 billion.
During the fourth quarter of 2022, there was $871,000 of event interest income compared to event interest income of $943,000 for the third quarter of 2022.
Purchase accounting accretion on acquired loans was $3.5 million and $4.6 million and average purchase accounting loan discounts were $38.6 million and $42.1 million for the three-month periods ended December 31, 2022 and September 30, 2022, respectively. The reduction in accretion income lowered the net interest margin by two basis points for the three-month period ended December 31, 2022.
Net interest income on a fully taxable equivalent basis was $217.7 million for the three-month period ended December 31, 2022, and $215.5 million for the three-month period ended September 30, 2022. This increase in net interest income for the three-month period ended December 31, 2022, was the result of a $29.5 million increase in interest income, partially offset by a $27.4 million increase in interest expense. The $29.5 million increase in interest income was primarily the result of a $25.5 million increase in loan interest income and a $4.6 million increase in investment income. The increase in interest income is a result of the rising interest rate environment as well as loan growth during the quarter. The $27.4 million increase in interest expense was due to a $23.7 million increase in interest expense on deposits and a $3.5 million increase in interest expense on FHLB borrowed funds. The increase in interest expense on deposits and FHLB borrowed funds is a result of the rising interest rate environment as well as an increase in FHLB borrowed funds during the quarter.
The Company reported $56.7 million of non-interest income for the fourth quarter of 2022. The most important components of fourth quarter non-interest income were $23.2 million from other income, $10.4 million from other service charges and fees, $10.1 million from service charges on deposit accounts, $4.0 million from trust fees, $3.6 million in mortgage lending income, $2.8 million from dividends from FHLB, FRB, FNBB and other, a $1.1 million increase in cash value of life insurance, a $1.0 million loss from the fair value adjustment for marketable securities, and $453,000 from insurance commissions. The $23.2 million in other income includes $15.0 million income from the settlement of a lawsuit brought by the Company.

Non-interest expense for the fourth quarter of 2022 was $118.9 million. The most important components of the fourth quarter non-interest expense were $64.2 million from salaries and employee benefits, $30.7 million in other operating expense, $14.9 million in occupancy and equipment expenses and $9.1 million in data processing expenses. Other operating expense includes $5.0 million in legal expense from a lawsuit brought by the Company. There were no merger and acquisition expenses during the fourth quarter of 2022. For the fourth quarter of 2022, our efficiency ratio was 42.44%; and, our efficiency ratio, as adjusted (non-GAAP), was 43.07%(1).
Financial Condition
Total loans receivable were $14.41 billion at December 31, 2022, compared to $13.83 billion at September 30, 2022. Total deposits were $17.94 billion at December 31, 2022, compared to $18.54 billion at September 30, 2022. Total assets were $22.88 billion at December 31, 2022, compared to $23.16 billion at September 30, 2022.
During the fourth quarter of 2022, the Company experienced approximately $580.2 million in loan growth. Centennial CFG experienced $196.0 million of organic loan growth and had loans of $2.27 billion at December 31, 2022. Our remaining footprint experienced $387.6 million in organic loan growth and $3.4 million in PPP loan decline during the quarter.
Non-performing loans to total loans was 0.42% and 0.45% at December 31, 2022 and September 30, 2022, respectively. Non-performing assets to total assets was 0.27% at both December 31, 2022 and September 30, 2022. Net charge-offs were $4.5 million and $5.1 million for the three months ended December 31, 2022 and September 30, 2022, respectively.
Non-performing loans at December 31, 2022, were $8.4 million, $20.5 million, $22.2 million, $404,000, $2.3 million and $7.1 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $60.9 million. Non-performing assets at December 31, 2022, were $8.5 million, $20.8 million, $22.4 million, $404,000, $2.3 million and $7.1 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $61.5 million.
The Company’s allowance for credit losses on loans was $289.7 million at December 31, 2022, or 2.01% of total loans, compared to the allowance for credit losses on loans of $289.2 million, or 2.09% of total loans, at September 30, 2022. As of December 31, 2022 and September 30, 2022, the Company’s allowance for credit losses on loans was 475.99% and 468.77% of its total non-performing loans, respectively.
Stockholders’ equity was $3.53 billion at December 31, 2022, compared to $3.46 billion at September 30, 2022, an increase of approximately $66.3 million. The increase in stockholders’ equity is primarily associated with the $82.0 million increase in retained earnings and the $2.0 million decrease in accumulated other comprehensive loss, which were partially offset by $20.0 million in stock repurchases. Book value per common share was $17.33 at December 31, 2022, compared to $16.94 at September 30, 2022. Tangible book value per common share (non-GAAP) was $10.17(1) at December 31, 2022, compared to $9.82(1) at September 30, 2022.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 63 branches in Texas, 5 branches in Alabama and one branch in New York City.

Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, January 19, 2023. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/223948707. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=863c0014&confId=45606. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-844-200-6205, Passcode: 794589. A replay of the call will be available by calling 1-866-813-9403, Passcode: 384771, which will be available until January 26, 2023, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the risk that the benefits from the acquisition of Happy Bancshares, Inc. (“Happy”) may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
ASSETS
Cash and due from banks	$263,893	$268,929	$287,451	$173,134	$119,908
Interest-bearing deposits with other banks	460,897	1,311,492	2,528,925	3,446,324	3,530,407
Cash and cash equivalents	724,790	1,580,421	2,816,376	3,619,458	3,650,315
Federal funds sold	—	2,700	—	—	—
Investment securities - available-for sale, net of allowance for credit losses	4,041,590	4,085,102	3,791,509	2,957,322	3,119,807
Investment securities - held-to-maturity, net of allowance for credit losses	1,287,705	1,251,007	1,366,781	499,265	—
Total investment securities	5,329,295	5,336,109	5,158,290	3,456,587	3,119,807
Loans receivable	14,409,480	13,829,311	13,923,873	10,052,714	9,836,089
Allowance for credit losses	(289,669)	(289,203)	(294,267)	(234,768)	(236,714)
Loans receivable, net	14,119,811	13,540,108	13,629,606	9,817,946	9,599,375
Bank premises and equipment, net	405,073	411,479	415,056	274,503	275,760
Foreclosed assets held for sale	546	365	373	1,144	1,630
Cash value of life insurance	213,693	212,619	211,811	105,623	105,135
Accrued interest receivable	103,199	88,671	80,274	46,934	46,736
Deferred tax asset, net	209,321	228,979	208,585	116,605	78,290
Goodwill	1,398,253	1,394,353	1,398,400	973,025	973,025
Core deposit intangible	58,455	60,932	63,410	23,624	25,045
Other assets	321,152	300,634	270,987	182,546	177,020
Total assets	$22,883,588	$23,157,370	$24,253,168	$18,617,995	$18,052,138
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$5,164,997	$5,540,539	$6,036,583	$4,311,400	$4,127,878
Savings and interest-bearing transaction accounts	11,730,552	11,968,519	12,424,192	9,461,393	9,251,805
Time deposits	1,043,234	1,033,266	1,119,297	808,141	880,887
Total deposits	17,938,783	18,542,324	19,580,072	14,580,934	14,260,570
Securities sold under agreements to repurchase	131,146	121,555	118,573	151,151	140,886
FHLB and other borrowed funds	650,000	400,000	400,000	400,000	400,000
Accrued interest payable and other liabilities	196,877	192,908	197,503	131,339	113,868
Subordinated debentures	440,420	440,568	458,455	667,868	371,093
Total liabilities	19,357,226	19,697,355	20,754,603	15,931,292	15,286,417
Stockholders' equity
Common stock	2,034	2,042	2,053	1,638	1,637
Capital surplus	2,386,699	2,404,388	2,426,271	1,485,524	1,487,373
Retained earnings	1,443,087	1,361,040	1,286,146	1,304,098	1,266,249
Accumulated other comprehensive (loss) income	(305,458)	(307,455)	(215,905)	(104,557)	10,462
Total stockholders' equity	3,526,362	3,460,015	3,498,565	2,686,703	2,765,721
Total liabilities and stockholders' equity	$22,883,588	$23,157,370	$24,253,168	$18,617,995	$18,052,138

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
(In thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest income:
Loans	$221,280	$195,841	$181,779	$129,442	$136,750	$728,342	$571,960
Investment securities
Taxable	33,639	28,273	20,941	9,080	8,121	91,933	30,054
Tax-exempt	7,855	8,069	7,725	4,707	4,827	28,356	19,642
Deposits - other banks	10,109	10,763	6,565	1,673	1,281	29,110	3,515
Federal funds sold	12	9	3	1	—	25	—
Total interest income	272,895	242,955	217,013	144,903	150,979	877,766	625,171
Interest expense:
Interest on deposits	47,019	23,347	10,729	4,894	5,155	85,989	24,936
Federal funds purchased	—	—	2	—	—	2	—
FHLB borrowed funds	5,388	1,917	1,896	1,875	1,916	11,076	7,604
Securities sold under agreements to repurchase	701	434	187	108	98	1,430	497
Subordinated debentures	4,121	4,153	5,441	6,878	4,790	20,593	19,163
Total interest expense	57,229	29,851	18,255	13,755	11,959	119,090	52,200
Net interest income	215,666	213,104	198,758	131,148	139,020	758,676	572,971
Provision for credit losses on loans	5,000	—	—	—	—	5,000	—
Provision for credit losses on acquired loans	—	—	45,170	—	—	45,170	—
Provision for credit losses on acquired unfunded commitments	—	—	11,410	—	—	11,410	—
Provision for credit losses on unfunded commitments	—	—	—	—	—	—	(4,752)
Provision for credit losses on acquired investment securities	—	—	2,005	—	—	2,005	—
Total credit loss expense (benefit)	5,000	—	58,585	—	—	63,585	(4,752)
Net interest income after credit loss expense (benefit)	210,666	213,104	140,173	131,148	139,020	695,091	577,723
Non-interest income:
Service charges on deposit accounts	10,134	10,756	10,084	6,140	6,217	37,114	22,276
Other service charges and fees	10,363	13,951	12,541	7,733	11,133	44,588	36,451
Trust fees	3,981	3,980	4,320	574	515	12,855	1,960
Mortgage lending income	3,566	4,179	5,996	3,916	5,359	17,657	25,676
Insurance commissions	453	601	658	480	387	2,192	1,943
Increase in cash value of life insurance	1,079	1,089	1,140	492	501	3,800	2,049
Dividends from FHLB, FRB, FNBB & other	2,814	1,741	3,945	698	919	9,198	14,835
Gain on SBA loans	30	58	—	95	792	183	2,380
Gain (loss) on branches, equipment and other assets, net	10	(13)	2	16	(19)	15	(105)
Gain on OREO, net	13	—	9	478	737	500	2,003
Gain on securities, net	—	—	—	—	—	—	219
Fair value adjustment for marketable securities	1,032	(2,628)	(1,801)	2,125	85	(1,272)	7,178
Other income	23,185	9,487	7,687	7,922	5,338	48,281	20,704
Total non-interest income	56,660	43,201	44,581	30,669	31,964	175,111	137,569
Non-interest expense:
Salaries and employee benefits	64,249	65,290	65,795	43,551	43,765	238,885	170,755
Occupancy and equipment	14,884	15,133	14,256	9,144	9,047	53,417	36,631
Data processing expense	9,062	8,747	10,094	7,039	6,493	34,942	24,280
Merger and acquisition expenses	—	—	48,731	863	880	49,594	1,886
Other operating expenses	30,708	25,176	26,606	16,299	16,865	98,789	64,965
Total non-interest expense	118,903	114,346	165,482	76,896	77,050	475,627	298,517
Income before income taxes	148,423	141,959	19,272	84,921	93,934	394,575	416,775
Income tax expense	32,736	33,254	3,294	20,029	20,577	89,313	97,754
Net income	$115,687	$108,705	$15,978	$64,892	$73,357	$305,262	$319,021

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
PER SHARE DATA

Diluted earnings per common share	$0.57	$0.53	$0.08	$0.40	$0.45	$1.57	$1.94
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.53	0.54	0.47	0.37	0.45	1.93	1.83
Basic earnings per common share	0.57	0.53	0.08	0.40	0.45	1.57	1.94
Dividends per share - common	0.165	0.165	0.165	0.165	0.14	0.66	0.56
Book value per common share	17.33	16.94	17.04	16.41	16.90	17.33	16.90
Tangible book value per common share (non-GAAP)(1)	10.17	9.82	9.92	10.32	10.80	10.17	10.80

STOCK INFORMATION

Average common shares outstanding	203,924	204,829	205,683	163,787	163,859	194,694	164,501
Average diluted shares outstanding	204,179	205,135	206,015	164,196	164,306	195,019	164,858
End of period common shares outstanding	203,434	204,219	205,291	163,758	163,699	203,434	163,699

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.98%	1.81%	0.26%	1.43%	1.62%	1.35%	1.83%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.84	1.83	1.57	1.36	1.64	1.67	1.73
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.15	1.97	0.31	1.54	1.75	1.47	1.96
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.00	1.99	1.70	1.46	1.76	1.80	1.86
Return on average common equity (ROE)	13.29	12.25	1.78	9.58	10.63	9.17	11.89
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	12.35	12.39	10.83	9.09	10.72	11.29	11.26
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	22.96	20.93	2.96	15.03	16.73	15.30	18.95
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	21.33	21.16	17.94	14.26	16.87	18.84	17.95
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	23.33	21.29	3.30	15.28	16.97	15.63	19.20
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	21.70	21.52	18.29	14.50	17.11	19.17	18.20
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Efficiency ratio	42.44%	43.24%	66.31%	46.15%	43.79%	49.53%	40.81%
Efficiency ratio, as adjusted (non-GAAP)(1)	43.07	42.97	46.02	47.33	43.48	44.55	42.12
Net interest margin - FTE (NIM)	4.21	4.05	3.64	3.21	3.42	3.81	3.66
Fully taxable equivalent adjustment	$2,017	$2,437	$2,471	$1,738	$1,736	$8,663	$7,079
Total revenue (net)	272,326	256,305	243,339	161,817	170,984	933,787	710,540
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	153,423	141,959	77,857	84,921	93,934	458,160	412,023
PPNR, as adjusted (non-GAAP)(1)	142,567	143,522	126,683	80,371	94,729	493,143	388,905
Pre-tax net income to total revenue (net)	54.50%	55.39%	7.92%	52.48%	54.94%	42.26%	58.66%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	50.52	56.00	52.06	49.67	55.40	52.28	55.40
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	56.34	55.39	32.00	52.48	54.94	49.06	57.99
P5NR, as adjusted (non-GAAP)(1)	52.35	56.00	52.06	49.67	55.40	52.81	54.73
Total purchase accounting accretion	$3,497	$4,578	$5,177	$3,089	$4,001	$16,341	$20,151
Average purchase accounting loan discounts	38,552	42,050	46,258	25,359	28,882	38,055	36,178

OTHER OPERATING EXPENSES

Hurricane expense	$176	$—	$—	$—	$—	$176	$—
Advertising	2,567	2,024	2,117	1,266	1,411	7,974	4,855
Amortization of intangibles	2,478	2,477	2,477	1,421	1,420	8,853	5,683
Electronic banking expense	3,914	3,828	3,352	2,538	2,442	13,632	9,817
Directors' fees	358	354	375	404	422	1,491	1,614
Due from bank service charges	273	316	396	270	257	1,255	1,044
FDIC and state assessment	2,224	2,146	2,390	1,668	1,353	8,428	5,472
Insurance	1,003	959	973	770	801	3,705	3,118
Legal and accounting	5,962	1,581	1,061	797	749	9,401	3,703
Other professional fees	2,552	2,466	2,254	1,609	1,754	8,881	6,950
Operating supplies	690	681	995	754	489	3,120	1,915
Postage	602	614	556	306	352	2,078	1,283
Telephone	576	593	384	337	343	1,890	1,425
Other expense	7,333	7,137	9,276	4,159	5,072	27,905	18,086
Total other operating expenses	$30,708	$25,176	$26,606	$16,299	$16,865	$98,789	$64,965
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
BALANCE SHEET RATIOS
Total loans to total deposits	80.33%	74.58%	71.11%	68.94%	68.97%
Common equity to assets	15.41	14.94	14.43	14.43	15.32
Tangible common equity to tangible assets (non-GAAP)(1)	9.66	9.24	8.94	9.59	10.36
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,632,063	$5,156,438	$5,092,539	$3,810,383	$3,889,284
Construction/land development	2,135,266	2,232,906	2,595,384	1,856,096	1,850,050
Agricultural	346,811	330,748	329,106	142,920	130,674
Residential real estate loans
Residential 1-4 family	1,748,551	1,704,850	1,708,221	1,223,890	1,274,953
Multifamily residential	578,052	525,110	389,633	248,650	280,837
Total real estate	10,440,743	9,950,052	10,114,883	7,281,939	7,425,798
Consumer	1,149,896	1,120,250	1,106,343	1,059,342	825,519
Commercial and industrial	2,349,263	2,268,750	2,187,771	1,510,205	1,386,747
Agricultural	285,235	313,693	324,630	48,095	43,920
Other	184,343	176,566	190,246	153,133	154,105
Loans receivable	$14,409,480	$13,829,311	$13,923,873	$10,052,714	$9,836,089
Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	7,332	10,771	37,204	59,609	112,814
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$289,203	$294,267	$234,768	$236,714	$238,673
Allowance for credit losses on PCD loans - Happy acquisition	—	—	16,816	—	—
Loans charged off	5,379	6,313	3,265	2,310	3,125
Recoveries of loans previously charged off	845	1,249	778	364	1,166
Net loans charged off	4,534	5,064	2,487	1,946	1,959
Provision for credit losses - Happy acquisition	—	—	45,170	—	—
Provision for credit losses - loans	5,000	—	—	—	—
Balance, end of period	$289,669	$289,203	$294,267	$234,768	$236,714
Net charge-offs to average total loans	0.13%	0.15%	0.07%	0.08%	0.08%
Allowance for credit losses to total loans	2.01	2.09	2.11	2.34	2.41
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$51,011	$56,796	$44,170	$44,629	$47,158
Loans past due 90 days or more	9,845	4,898	16,432	46	3,035
Total non-performing loans	60,856	61,694	60,602	44,675	50,193
Other non-performing assets
Foreclosed assets held for sale, net	546	365	373	1,144	1,630
Other non-performing assets	74	104	104	—	—
Total other non-performing assets	620	469	477	1,144	1,630
Total non-performing assets	$61,476	$62,163	$61,079	$45,819	$51,823
Allowance for credit losses for loans to non-performing loans	475.99%	468.77%	485.57%	525.50%	471.61%
Non-performing loans to total loans	0.42	0.45	0.44	0.44	0.51
Non-performing assets to total assets	0.27	0.27	0.25	0.25	0.29
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$1,094,144	$10,109	3.67%	$1,965,136	$10,763	2.17%
Federal funds sold	1,300	12	3.66	1,176	9	3.04
Investment securities - taxable	4,002,678	33,639	3.33	4,008,230	28,273	2.80
Investment securities - non-taxable - FTE	1,294,096	9,653	2.96	1,292,702	10,370	3.18
Loans receivable - FTE	14,109,329	221,499	6.23	13,822,459	195,977	5.63
Total interest-earning assets	20,501,547	274,912	5.32	21,089,703	245,392	4.62
Non-earning assets	2,685,458			2,689,066
Total assets	$23,187,005			$23,778,769
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,818,158	$45,029	1.51%	$12,233,755	$22,388	0.73%
Time deposits	1,027,765	1,990	0.77	1,078,112	959	0.35
Total interest-bearing deposits	12,845,923	47,019	1.45	13,311,867	23,347	0.70
Federal funds purchased	—	—	—	14	—	—
Securities sold under agreement to repurchase	128,798	701	2.16	126,770	434	1.36
FHLB borrowed funds	692,935	5,388	3.08	400,012	1,917	1.90
Subordinated debentures	440,492	4,121	3.71	442,312	4,153	3.73
Total interest-bearing liabilities	14,108,148	57,229	1.61	14,280,975	29,851	0.83
Non-interest bearing liabilities
Non-interest bearing deposits	5,423,821			5,779,082
Other liabilities	201,031			199,416
Total liabilities	19,733,000			20,259,473
Shareholders' equity	3,454,005			3,519,296
Total liabilities and shareholders' equity	$23,187,005			$23,778,769
Net interest spread			3.71%			3.79%
Net interest income and margin - FTE		$217,683	4.21		$215,541	4.05

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$2,444,541	$29,110	1.19%	$2,596,460	$3,515	0.14%
Federal funds sold	1,519	25	1.65	71	—	—
Investment securities - taxable	3,582,664	91,933	2.57	2,031,139	30,054	1.48
Investment securities - non-taxable - FTE	1,178,561	36,363	3.09	858,503	26,017	3.03
Loans receivable - FTE	12,940,998	728,998	5.63	10,375,457	572,664	5.52
Total interest-earning assets	20,148,283	886,429	4.40	15,861,630	632,250	3.99
Non-earning assets	2,405,057			1,597,355
Total assets	$22,553,340			$17,458,985
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,520,781	$81,061	0.70%	$8,716,004	$15,956	0.18%
Time deposits	1,033,431	4,928	0.48	1,087,875	8,980	0.83
Total interest-bearing deposits	12,554,212	85,989	0.68	9,803,879	24,936	0.25
Federal funds purchased	220	2	0.91	—	—	—
Securities sold under agreement to repurchase	129,006	1,430	1.11	151,190	497	0.33
FHLB borrowed funds	473,839	11,076	2.34	400,000	7,604	1.90
Subordinated debentures	515,049	20,593	4.00	370,712	19,163	5.17
Total interest-bearing liabilities	13,672,326	119,090	0.87	10,725,781	52,200	0.49
Non-interest bearing liabilities
Non-interest bearing deposits	5,378,906			3,924,341
Other liabilities	171,390			124,724
Total liabilities	19,222,622			14,774,846
Shareholders' equity	3,330,718			2,684,139
Total liabilities and shareholders' equity	$22,553,340			$17,458,985
Net interest spread			3.53%			3.50%
Net interest income and margin - FTE		$767,339	3.81		$580,050	3.66

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$115,687	$108,705	$15,978	$64,892	$73,357	$305,262	$319,021
Pre-tax adjustments
Merger and acquisition expenses	—	—	48,731	863	880	49,594	1,886
Initial provision for credit losses - acquisition	—	—	58,585	—	—	58,585	—
Fair value adjustment for marketable securities	(1,032)	2,628	1,801	(2,125)	(85)	1,272	(7,178)
Special dividend from equity investment	—	—	(1,434)	—	—	(1,434)	(12,500)
TRUPS redemption fees	—	—	2,081	—	—	2,081	—
Special lawsuit settlement, net of expense	(10,000)	—	—	—	—	(10,000)	—
Recoveries on historic losses	—	(1,065)	(2,353)	(3,288)	—	(6,706)	(5,107)
Hurricane expense	176	—	—	—	—	176	—
Gain on securities	—	—	—	—	—	—	(219)
Total pre-tax adjustments	(10,856)	1,563	107,411	(4,550)	795	93,568	(23,118)
Tax-effect of adjustments	(2,679)	393	26,396	(1,220)	188	22,890	(6,225)
Total adjustments after-tax (B)	(8,177)	1,170	81,015	(3,330)	607	70,678	(16,893)
Earnings, as adjusted (C)	$107,510	$109,875	$96,993	$61,562	$73,964	$375,940	$302,128

Average diluted shares outstanding (D)	204,179	205,135	206,015	164,196	164,306	195,019	164,858

GAAP diluted earnings per share: (A/D)	$0.57	$0.53	$0.08	$0.40	$0.45	$1.57	$1.94
Adjustments after-tax: (B/D)	(0.04)	0.01	0.39	(0.03)	—	0.36	(0.11)
Diluted earnings per common share, as adjusted: (C/D)	$0.53	$0.54	$0.47	$0.37	$0.45	$1.93	$1.83
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.98%	1.81%	0.26%	1.43%	1.62%	1.35%	1.83%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.84	1.83	1.57	1.36	1.64	1.67	1.73
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.15	1.97	0.31	1.54	1.75	1.47	1.96
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.00	1.99	1.70	1.46	1.76	1.80	1.86

GAAP net income available to common shareholders (A)	$115,687	$108,705	$15,978	$64,892	$73,357	$305,262	$319,021
Amortization of intangibles (B)	2,478	2,477	2,477	1,421	1,420	8,853	5,683
Amortization of intangibles after-tax (C)	1,867	1,854	1,854	1,049	1,054	6,624	4,220
Adjustments after-tax (D)	(8,177)	1,170	81,015	(3,330)	607	70,678	(16,893)
Average assets (E)	23,187,005	23,778,769	24,788,365	18,393,075	17,914,727	22,553,340	17,458,985
Average goodwill, core deposits & other intangible assets (F)	1,454,639	1,459,034	1,423,466	997,338	998,760	1,335,216	1,000,872

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	13.29%	12.25%	1.78%	9.58%	10.63%	9.17%	11.89%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	12.35	12.39	10.83	9.09	10.72	11.29	11.26
Return on average tangible common equity: (A/(D-E))	22.96	20.93	2.96	15.03	16.73	15.30	18.95
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	21.33	21.16	17.94	14.26	16.87	18.84	17.95
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	23.33	21.29	3.30	15.28	16.97	15.63	19.20
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	21.70	21.52	18.29	14.50	17.11	19.17	18.20

GAAP net income available to common shareholders (A)	$115,687	$108,705	$15,978	$64,892	$73,357	$305,262	$319,021
Earnings excluding intangible amortization (B)	117,554	110,559	17,832	65,941	74,411	311,886	323,241
Adjustments after-tax (C)	(8,177)	1,170	81,015	(3,330)	607	70,678	(16,893)
Average common equity (D)	3,454,005	3,519,296	3,591,758	2,747,980	2,738,305	3,330,718	2,684,139
Average goodwill, core deposits & other intangible assets (E)	1,454,639	1,459,034	1,423,466	997,338	998,760	1,335,216	1,000,872
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	42.44%	43.24%	66.31%	46.15%	43.79%	49.53%	40.81%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	43.07	42.97	46.02	47.33	43.48	44.55	42.12
Pre-tax net income to total revenue (net) (A/(B+C))	54.50	55.39	7.92	52.48	54.94	42.26	58.66
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	50.52	56.00	52.06	49.67	55.40	52.28	55.40
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$153,423	$141,959	$77,857	$84,921	$93,934	$458,160	$412,023
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	142,567	143,522	126,683	80,371	94,729	493,143	388,905
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	56.34%	55.39%	32.00%	52.48%	54.94%	49.06%	57.99%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	52.35	56.00	52.06	49.67	55.40	52.81	54.73
Pre-tax net income (A)	$148,423	$141,959	$19,272	$84,921	$93,934	$394,575	$416,775
Net interest income (B)	215,666	213,104	198,758	131,148	139,020	758,676	572,971
Non-interest income (C)	56,660	43,201	44,581	30,669	31,964	175,111	137,569
Non-interest expense (D)	118,903	114,346	165,482	76,896	77,050	475,627	298,517
Fully taxable equivalent adjustment (E)	2,017	2,437	2,471	1,738	1,736	8,663	7,079
Total pre-tax adjustments (F)	(10,856)	1,563	107,411	(4,550)	795	93,568	(23,118)
Initial provision for credit losses - acquisition (G)	—	—	58,585	—	—	58,585	—
Amortization of intangibles (H)	2,478	2,477	2,477	1,421	1,420	8,853	5,683
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$1,032	$(2,628)	$(1,801)	$2,125	$85	$(1,272)	$7,178
Gain on OREO	13	—	9	478	737	500	2,003
Gain (loss) on branches, equipment and other assets, net	10	(13)	2	16	(19)	15	(105)
Special dividend from equity investment	—	—	1,434	—	—	1,434	12,500
Lawsuit settlement - special lawsuit	15,000	—	—	—	—	15,000	—
Gain on securities	—	—	—	—	—	—	219
Recoveries on historic losses	—	1,065	2,353	3,288	—	6,706	5,107
Total non-interest income adjustments (I)	$16,055	$(1,576)	$1,997	$5,907	$803	$22,383	$26,902
Non-interest expense:
Merger and acquisition expenses	—	—	48,731	863	880	49,594	1,886
Hurricane expense	176	—	—	—	—	176	—
Legal expense - special lawsuit	5,000	—	—	—	—	5,000	—
TRUPS redemption fees	—	—	2,081	—	—	2,081	—
Total non-interest expense adjustments (J)	$5,176	$—	$50,812	$863	$880	$56,851	$1,886

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$17.33	$16.94	$17.04	$16.41	$16.90
Tangible book value per common share: ((A-C-D)/B)	10.17	9.82	9.92	10.32	10.80

Total stockholders' equity (A)	$3,526,362	$3,460,015	$3,498,565	$2,686,703	$2,765,721
End of period common shares outstanding (B)	203,434	204,219	205,291	163,758	163,699
Goodwill (C)	1,398,253	1,394,353	1,398,400	973,025	973,025
Core deposit and other intangibles (D)	58,455	60,932	63,410	23,624	25,045
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	15.41%	14.94%	14.43%	14.43%	15.32%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.66	9.24	8.94	9.59	10.36

Total assets (A)	$22,883,588	$23,157,370	$24,253,168	$18,617,995	$18,052,138
Total stockholders' equity (B)	3,526,362	3,460,015	3,498,565	2,686,703	2,765,721
Goodwill (C)	1,398,253	1,394,353	1,398,400	973,025	973,025
Core deposit and other intangibles (D)	58,455	60,932	63,410	23,624	25,045